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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported):  October 25, 2000

                             KENETECH CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
                         (State or other jurisdiction
                               of incorporation)

           33-53132                                  94-3009803
    (Commission File Number)              (IRS Employer Identification No.)

500 Sansome Street, Suite 410
San Francisco, California                                      94111
(Address of Principal Executive Offices)                     (Zip Code)



                                (415) 398-3825
                        (Registrant's Telephone Number
                             Including Area Code)



                                Not applicable
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

Execution of Merger Agreement.

On October 25, 2000, KENETECH Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with KC Holding Corporation ("KHC") and KC Merger Corp., a wholly-owned subsidiary of KHC ("Sub"). Pursuant to the Merger Agreement, and subject to the conditions thereof, Sub will commence a cash tender offer for all outstanding shares of common stock, par value $.0001 per share, of the Company at a purchase price of $1.04 per share. Following the purchase of shares pursuant to the tender offer, Sub will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of KHC. In the Merger, the remaining stockholders of the Company will become entitled to receive the per share consideration paid in the tender offer. KHC is a wholly-owned subsidiary of ValueAct Capital Partners, L.P. Mark D. Lerdal, Chairman of the Board, Chief Executive Officer and President of the Company, has agreed with KHC and Sub not to tender any of the shares of Company common stock held by him. Mr. Lerdal has agreed with KHC to contribute his shares to KHC in exchange for shares of capital stock in KHC.

On October 25, 2000, the Company issued a press release announcing the execution of the Merger Agreement. The Merger Agreement and the press release are attached hereto as Exhibits 2 and 99.1, respectively, and are incorporated herein by reference in their entirety. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       KENETECH CORPORATION

                                       By: /s/ Dianne P. Urhausen
                                       Name:  Dianne P. Urhausen
                                       Title: Vice President and Secretary

Dated: October 25, 2000

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                                 EXHIBIT INDEX
   Exhibit
   Number                       Exhibit

    2 Agreement and Plan of Merger, dated as of October 25, 2000, among KC Holding Corporation, KC Merger Corp. and KENETECH Corporation

    99.1      KENETECH Corporation Press Release, dated October 25,
              2000

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